                                                                    Exhibit 10.3



                          ASPECT MEDICAL SYSTEMS, INC.
                               141 Needham Street
                                Newton, MA 02464


                                 August 7, 2002

BOSTON SCIENTIFIC CORPORATION
One Boston Scientific Place
Natick, Massachusetts 01760

Gentlemen:

      This letter agreement dated as of the date hereof (as amended, supplemented, restated or modified from time to time, this "Letter Agreement") will set forth certain understandings between Aspect Medical Systems, Inc., a Delaware corporation (the "Borrower") and Boston Scientific Corporation (the "Lender") with respect to Revolving Loans (hereinafter defined) to be made by the Lender to the Borrower pursuant to and in accordance with the terms of this Letter Agreement. In consideration of the mutual promises contained herein and in the other documents referred to below, and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender agree as follows:

SECTION 1.  AMOUNTS AND TERMS

      1.1. References to Documents. Reference is made to (i) that certain promissory note in the original principal amount of $5,000,000 (the "Revolving Note") of even date herewith made by the Borrower and payable to the order of the Lender and (ii) that certain Security Agreement, as amended and in effect from time to time (the "Security Agreement"), of even date herewith by and between the Borrower to the Lender. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in Section 7.1 hereof.

      1.2. The Borrowing; Revolving Note. Subject to the terms and conditions hereinafter set forth, including without limitation the satisfaction of the conditions set forth in Section 1.9 hereof, the Lender agrees to make loans ("Revolving Loans") to the Borrower, in such amounts as the Borrower may request pursuant to Section 1.10 hereof, on any Drawdown Date from the Closing Date up to but not including the earlier to occur of (i) the Maturity Date or (ii) the termination of the within-described revolving financing arrangements pursuant to the terms hereof; provided, however, that (x) each such Revolving Loan shall be made in a minimum amount of one hundred thousand dollars ($100,000) and in amounts of equal multiples thereof and (y) the aggregate principal amount of all Revolving Loans outstanding (after giving effect to all amounts requested by the Borrower) shall at no time exceed the Commitment Amount. Within such limit, and subject to the terms and conditions hereof, the Borrower may obtain Revolving Loans, repay Revolving Loans and obtain Revolving Loans again on one or more occasions. The Revolving Loans shall be evidenced by the Revolving Note. The Borrower hereby irrevocably authorizes the Lender to make or cause to be made, on a schedule attached to the Revolving Note or on the books of the Lender, at or following the time of making each Revolving Loan and of receiving any payment of principal, an appropriate notation reflecting such transaction and the then aggregate
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                                        2


unpaid principal balance of the Revolving Loans. The amount so noted shall constitute presumptive evidence as to the amount owed by the Borrower with respect to principal of the Revolving Loans. Failure of the Lender to make any such notation shall not, however, affect any obligation of the Borrower or any right of the Lender hereunder or under the Revolving Note.

      1.3. Repayment; Prepayment; Renewal. (a) The Borrower promises to pay, and shall repay in full, all Revolving Loans and all accrued and unpaid interest thereon upon the first to occur of: (i) the Maturity Date or (ii) an acceleration under Section 5.2(a) and termination of the within-described revolving financing arrangements pursuant to Section 5.2(b) following an Event of Default.

      (b) The Lender may, upon the written request of the Borrower given to Lender at least sixty (60) days prior to the Maturity Date, at the Lender's sole discretion, renew the financing arrangements described in this letter agreement by extending the Maturity Date in a writing signed by the Lender and accepted by the Borrower. Such writing shall specify the requested extended Maturity Date. Neither the inclusion in this letter agreement or elsewhere of covenants relating to periods of time after the Maturity Date, nor any other provision hereof, nor any action (except a written extension pursuant to the immediately preceding sentence), non-action or course of dealing on the part of the Lender will be deemed an extension of, or agreement on the part of the Lender to extend, the Maturity Date. To the extent the Lender agrees, in its sole and absolute discretion to so extend the Maturity Date as requested, the Maturity Date shall be the date so specified in such written request.

      (c) The Borrower may prepay, at any time, without penalty or premium, the whole or any portion of any Revolving Loan; provided that on the date of such prepayment the Borrower first pays all interest on such Revolving Loan (or portion thereof) so prepaid which has accrued to the date of such prepayment.

      1.4. Interest Rate For Revolving Loans. (a) Except as otherwise provided below in this Section 1.4 and in Section 1.6, interest on the Revolving Loans will accrue and be payable at a fluctuating rate per annum which shall at all times be equal to the sum of (i) the LIBOR Rate as in effect from time to time PLUS (ii) one percent (1%) per annum.

      (b) Notwithstanding the foregoing, after the occurrence and during the continuance of any Event of Default, interest on the Revolving Loans will accrue and be payable at a fluctuating rate per annum which at all times shall be equal to the sum of (i) the LIBOR Rate as in effect form time to time PLUS (ii) four (4%) percent per annum (but in no event in excess of the maximum rate permitted by then applicable law).

      1.5. Interest Payments. The Borrower hereby promises to pay interest on the principal amount of the Revolving Loans outstanding from time to time, from the date hereof until payment of the Revolving Loans and the Revolving Note in full in cash and the termination of this Letter Agreement. Interest on Revolving Loans shall be payable in arrears on the last day of each Interest Period for the immediately preceding Interest Period, commencing with November 5, 2002. In any event, interest shall also be payable on the date of payment of the Revolving Loans in full.
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      1.6. Illegality Or Impossibility. Notwithstanding any other provision of this letter agreement, if the introduction of or any change in or in the interpretation or administration of any law or regulation applicable to the Lender shall assert that it is unlawful, or otherwise make it impossible, for the Lender to perform its obligations, then on notice thereof and demand therefore by the Lender to the Borrower, (i) the obligation of the Lender to fund Revolving Loans shall terminate and (ii) all Revolving Loans outstanding shall become due and payable on the last day on which such Revolving Loans may legally remain outstanding (but in no event later than the Maturity Date). In addition, in the event, prior to the commencement of any Interest Period relating to any Revolving Loan, the Lender shall determine that (a) adequate and reasonable methods do not exist for ascertaining the LIBOR Rate that would otherwise determine the rate of interest to be applicable to any Revolving Loan during any Interest Period or (b) the LIBOR Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to the Lender of making or maintaining such Revolving Loan during such period, the Lender shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Lender) to the Borrower. In such event, during such Interest Period interest on such Revolving Loan will accrue and be payable at a fluctuating rate per annum which shall at all times be equal to the sum of (i) the substitute rate available to the Lender (in the event the LIBOR Rate is not available to the Lender) pursuant to the revolving credit facility under which the Lender is entitled to borrow loans (the "BSC Substitute Rate") PLUS (ii) one percent (1%) per annum, with a change in such rate of interest to become effective on each day when any change in the BSC Substitute Rate is effective.

      1.7. Advances And Payments. (a) The proceeds of each Revolving Loan will be used by the Borrower solely for working capital and general corporate purposes.

      (b) Whenever any payment to be made to the Lender hereunder, or under the Revolving Note, shall be stated to be due and payable on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and interest payable on each such date shall include the amount thereof which shall accrue during the period of such extension of time. Notwithstanding any claim which the Borrower may now or at any time hereafter have against the Lender, all payments by the Borrower hereunder in respect of the Revolving Note shall be made without deduction, set-off or counterclaim, and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Lender, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in US Dollars as shall be necessary to enable the Lender to receive the same net amount which the Lender would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Lender certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

      (c) All payments of interest, principal and any other sum payable hereunder, under the Revolving Note shall be made to the Lender, in lawful money of the United States in immediately
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                                       4


available funds, at its office at One Boston Scientific Place, Natick, Massachusetts 01760, Attention: Joseph Frank, or to such other address as the Lender may from time to time direct. All payments received by the Lender after 2:00 p.m. on any day shall be deemed received as of the next succeeding Business Day. All monies received by the Lender shall be applied first to fees, charges, costs and expenses then due and payable to the Lender under this letter agreement, the Revolving Note and/or any of the other Loan Documents, next to interest then accrued on account of any Revolving Loans, and only thereafter to the principal balance of the Revolving Loans.

      (d) If the entire amount of any required payment of principal and/or interest on the Revolving Loans is not paid within ten (10) days after the same is due, the Borrower shall, in addition to any amount owing under Section 1.4(b) hereof, pay to the Lender a late fee equal to five percent (5%) of the required payment; provided, that this Section 1.7(d) shall not apply to any amount whose maturity shall have been accelerated or to the principal balance of the Revolving Loans outstanding as of the Maturity Date.

      1.8. Security. The Obligations, whether arising under this letter agreement, the Revolving Note, the other Loan Documents or otherwise, shall be secured at all times by a first priority perfected security interest in the Collateral subject to no Liens other than Permitted Liens. The Borrower agrees to take such actions as the Lender may reasonably request from time to time in order to cause the Lender to be secured at all times as described in this
Section 1.8.

      1.9. Conditions To Advance. Prior to the making of the initial Revolving Loan, the Borrower shall deliver to the Lender duly executed copies of this Letter Agreement, the Security Agreement, the Revolving Note and the documents and other items listed on the Closing Agenda delivered herewith by the Lender to the Borrower, all of which, as well as all legal matters incident to the transactions contemplated hereby, shall be satisfactory in form and substance to the Lender and its counsel.

      The obligation of the Lender to make any Revolving Loan, whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

      (a) All statements, representations and warranties of the Borrower made in this Letter Agreement and/or in the Security Agreement or in any document or instrument delivered pursuant to or relating to this Letter Agreement shall be true as of the date they were made and shall also be true in all material respects at and as of the time of the making of such Revolving Loan, with the same effect as if made at and as of that time, except that such representations and warranties that relate expressly to an earlier date.

      (b) All covenants and agreements of the Borrower contained herein, in the Development Agreement and/or in any of the other Loan Documents shall have been complied with in all material respects on and as of the date of such request and the date such Revolving Loan is made.

      (c) No Default or Event of Default shall have occurred and be continuing.

      (d) No material adverse change shall have occurred in the financial condition of the Borrower from that disclosed in the financial statements then most recently furnished to the Lender.
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                                       5


      1.10. Requests for Revolving Loans. The Borrower shall give to the Lender written notice in the form of Exhibit A hereto (or telephonic notice confirmed in a writing in the form of Exhibit A hereto) of each Revolving Loan requested hereunder no less than two (2) Business Days prior to the proposed Drawdown Date for such Revolving Loan. Each such notice shall specify (i) the principal amount of the Revolving Loan requested and (ii) the proposed Drawdown Date of such Revolving Loan. Each such request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Loan requested from the Lender on the proposed Drawdown Date. In addition, not less than five
(5) Business Days prior to the end of any Interest Period, the Borrower shall provide Lender with written notice of its election to continue such Revolving Loan at the LIBOR Rate. If such Revolving Loan is continued, the LIBOR Rate will be re-determined for each new Interest Period. In the event the Borrower fails to so notify Lender, during all subsequent Interest Periods interest on such Revolving Loan will accrue and be payable at a fluctuating rate per annum which shall at all times be equal to the sum of (i) the BSC Substitute Rate PLUS (ii) one percent (1%) per annum, with a change in such rate of interest to become effective on each day when any change in the BSC Substitute Rate is effective.

      1.11 Funding Procedures. Subject to the terms and conditions of this letter agreement and upon satisfaction of all conditions precedent set forth herein, no later than 1:00 p.m. (Boston time) on the proposed Drawdown Date of any Revolving Loan, the Lender will make available to the Borrower the aggregate amount of such Revolving Loan requested by the Borrower pursuant to Section 1.10 hereof at such place as reasonably requested by the Borrower.

SECTION 2.  REPRESENTATIONS AND WARRANTIES

      The Borrower represents and warrants to the Lender that the statements contained in this Section 2 are true and correct, except as set forth in the disclosure schedule provided by the Borrower to the Lender on the date hereof (the "Disclosure Schedule"). The Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered sections contained in this
Section 2, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify the corresponding section or subsection of this Section 2 and other sections and subsections in this Section 2 only to the extent it is clear (by cross-reference or otherwise) from a reading of the disclosure that such disclosure is applicable to such other sections and subsections. For purposes of this Agreement, the phrase "to the knowledge of the Borrower" or any phrase of similar import shall mean and be limited to the actual knowledge of the officers identified below, such other information that such officers should have known of in the exercise of reasonable diligence in the performance of their duties, as well as such other information that has come to the attention of the officers identified below sufficient to put such officers on notice of, or cause such officers to make further inquiry into, the existence or absence of any material information or fact bearing on the matter: J. Neal Armstrong, Nassib G. Chamoun and J. Breckenridge Eagle and (i) in Section 2.9 such officers shall also include Philip Devlin and (ii) in Section 2.10 such officers shall also include Paul Manberg; and in each case, such individual's successor.

            2.1 Organization, Qualification and Corporate Power. The Borrower is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Borrower is duly qualified to conduct the business it is currently engaged in and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be
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                                       6


so qualified or in good standing is not reasonably likely to have a Borrower Material Adverse Effect (as defined below). The Borrower has all requisite corporate power and authority to (i) enter into and to perform its obligations under this Letter Agreement, the Stock Purchase Agreement, the Development Agreement, the Registration Rights Agreement, and the Security Agreement and to issue the Promissory Note dated as of the date hereof and attached to the Loan Agreement as an exhibit (collectively, the "Transaction Documents"), in accordance with their respective terms and (ii) carry on its business as currently conducted and to own and use the properties owned and used by it.

            2.2 Capitalization. The authorized capital stock of the Borrower consists of (a) 60,000,000 shares of Common Stock, of which 17,898,018 shares were issued and outstanding as of August 1, 2002, and (b) 5,000,000 shares of Preferred Stock, $0.01 par value per share (the "Preferred Stock"), of which no shares are issued or outstanding as of the date hereof. All of the issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights and were issued in compliance with all applicable state and federal securities laws. Options to purchase an aggregate of 4,244,601 shares of Common Stock were outstanding as of August 1, 2002. Warrants to purchase an aggregate of 160,110 shares of Common Stock were outstanding as of August 1, 2002. Except as set forth in this Section 2.2, there are no outstanding options, warrants, instruments (including convertible debt instruments), rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or other agreements or instruments of any kind to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries is bound for the purchase or acquisition from the Borrower of any of its Securities. The Borrower is not a party or subject to any agreement or understanding with any Person which affects or relates to the voting or giving of written consents with respect to any Security.

            2.3   Issuance of Shares.

                  (a) The offer, issuance, sale and delivery of the Shares (as defined in the Stock Purchase Agreement) in accordance with the Stock Purchase Agreement have been duly authorized by all necessary corporate action on the part of the Borrower. The Shares, when issued, sold and delivered against payment therefor in accordance with the provisions of the Stock Purchase Agreement, will be duly and validly issued, fully paid and nonassessable, and will be free of any lien or encumbrance; provided, however, that the Shares may be subject to restrictions on transfer under state or federal securities laws as set forth in the Stock Purchase Agreement or as otherwise required by such laws at the time a transfer is proposed. The sale of the Shares is not, and the issuance of the Shares will not be, subject to any preemptive right or right of first refusal that has not been properly waived or complied with.

                  (b) Assuming the correctness of the representations and warranties made by the Lender in Section 4 of the Stock Purchase Agreement, no change in applicable law and no unlawful distribution of the Shares by the Lender or any other Person, the offer, issuance and sale of the Shares will comply with applicable exemptions from (A) the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), and (B) the registration and qualification requirements of all applicable securities laws of the states of the United States. Neither the Borrower nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.
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                                       7



            2.4 Validity and Noncontravention. The Transaction Documents have been duly and validly executed and delivered by the Borrower and constitute valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and general principles of equity. Subject to compliance with the applicable filing and other requirements of the Securities Act and any applicable state securities laws, and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), neither the execution and delivery by the Borrower of the Transaction Documents, nor the consummation by the Borrower of the transactions contemplated thereby, will (a) conflict with or violate any provision of the Restated Certificate of Incorporation or the Amended and Restated By-Laws of the Borrower, (b) require on the part of the Borrower or any of its Subsidiaries any filing with, or permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"), (c) except as contemplated by or set forth on Section 2.4(c) of the Disclosure Schedule, conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the forfeiture of any rights under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Borrower or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which any of its or their assets are subject, (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Borrower or any of its Subsidiaries or any of its or their properties or assets, or (e) except as contemplated by the Loan Agreement, result in the creation of any mortgage, pledge, lien, charge or encumbrance upon any of the properties or assets of the Borrower or any of its Subsidiaries, or the suspension, revocation, impairment, forfeiture or non-renewal of any Permits (as defined in Section 2.11 below).

            2.5 Reports and Financial Statements. The Borrower has previously furnished or made available to the Lender complete and accurate copies, as amended or supplemented, of all reports and other documents filed by the Borrower with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act (collectively, the "Borrower SEC Filings"). The Borrower SEC Filings constitute all of the documents required to be filed by the Borrower under the Exchange Act with the SEC through the date of this Agreement. All contracts and other documents required to be filed by the Borrower with the SEC as exhibits to the Borrower SEC Filings have been filed. The Borrower SEC Filings complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed. As of their respective dates, the Borrower SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Borrower included in the Borrower SEC Filings (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto when filed, (ii) were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of the Borrower as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of the Borrower. Except for Indebtedness reflected in the financial statements
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                                       8



in the Borrower SEC Filings and except for Indebtedness contemplated to be incurred under the Loan Agreement and the Revolving Credit Facility, dated as of May 16, 2001, as amended, by and between the Borrower and Fleet National Bank (the "Fleet Agreement"), the Borrower has no Indebtedness for borrowed money outstanding at the date hereof. The Borrower is not in default with respect to any outstanding Indebtedness or any instrument or agreement relating thereto, nor is there any event which, with the passage of time or giving of notice, or both, would result in a default, and no such Indebtedness or any instrument or agreement relating thereto purports to limit the issuance of any Securities by the Borrower or the operation of the business of the Borrower. Complete and correct copies of all instruments (including all amendments, supplements and consents) relating to the Indebtedness of the Borrower for borrowed money have been furnished to the Lender.

            2.6 Reporting Requirements. The Borrower has registered its Common Stock pursuant to Section 12(g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act. The Common Stock is currently quoted for trading on The Nasdaq National Market, and there are no proceedings to revoke or suspend such listing.

            2.7 Litigation. Except as disclosed in the Borrower SEC Filings, there is no Legal Proceeding (as defined below) which (a) is pending or has been, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary of the Borrower or (b) to the knowledge of the Borrower, is pending or has been threatened against any of the officers or directors of the Borrower or any Subsidiary of the Borrower and which, in the case of clauses (a) and (b),
(i) is reasonably likely to have a Borrower Material Adverse Effect or (ii) in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by the Transaction Documents. The foregoing representation includes, without limitation, Legal Proceedings pending or, to the knowledge of the Borrower, threatened involving the prior employment of any of the Borrower's employees, their use in connection with the Borrower's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. There is no Legal Proceeding filed by the Borrower currently pending or that the Borrower intends as of the date hereof to initiate.

            2.8 Distribution Agreements. Set forth on Section 2.8 of the Disclosure Schedule is a list of each distribution, sales agency, sales representative, reseller and other similar agreement to which the Borrower is a party and which relates to distribution or sale of the Borrower's products.

            2.9 Intellectual Property.

                  (a) To the knowledge of the Borrower, the operation of the business of the Borrower as currently conducted or as currently proposed by the Borrower to be conducted does not interfere with, conflict with, infringe upon, misappropriate or otherwise violate the Intellectual Property rights of any third party, and no action or claim is pending or, to the knowledge of the Borrower, threatened alleging that the operation of such business interferes with, conflicts with, infringes upon, misappropriates or otherwise violates the Intellectual Property rights of any third party. The Borrower has no knowledge that the Borrower Owned Intellectual Property and any Intellectual Property licensed to the Borrower under the Borrower Licensed Intellectual Property, are invalid or unenforceable, and, to the Borrower's knowledge, the same have not been adjudged invalid or unenforceable in whole or in part.

                  (b) To the knowledge of the Borrower, the Borrower is the owner of the right, title and interest in and to, or has a valid license or other legal right under, the Borrower Owned Intellectual Property and the Borrower Licensed Intellectual Property used in or necessary to the operation of its business as currently conducted or as currently proposed by the Borrower to be conducted, subject to the terms of the license agreements governing the Borrower Licensed Intellectual Property. No Legal Proceedings have been filed, are pending or, to the knowledge of the Borrower, threatened against the Borrower (i) based upon or challenging or seeking to deny or restrict the ownership by the Borrower of any of the Borrower Owned Intellectual Property or, to the knowledge of the Borrower, the license rights of the Borrower to any Borrower Licensed Intellectual Property, (ii) alleging that any services provided by, processes used by, or products manufactured or sold by the Borrower infringe or misappropriate any Intellectual Property right of any third party, or (iii) alleging that the Borrower Licensed Intellectual Property is being licensed or sublicensed in conflict with the terms of any license or other agreement.

            2.10  FDA and Regulatory Matters.

                  (a) (i) With respect to the products of the Borrower that are currently marketed or sold by the Borrower (collectively, the "Borrower Products"), (A) the Borrower has obtained all necessary approvals, clearances, authorizations, licenses and registrations required by the United States Federal government or its agencies and all material approvals, clearances, authorizations, licenses and registrations required by foreign governments or government agencies, to permit the design, development, pre-clinical and clinical testing, manufacture, labeling, sale, distribution and promotion of the Borrower Products in jurisdictions where the Borrower currently conducts such activities or contemplates conducting such activities (the "Activities to Date") with respect to each Borrower Product (collectively, the "Borrower Licenses");
(B) the Borrower is in material compliance with all terms and conditions of each Borrower License and with all applicable laws pertaining to the Activities to Date with respect to each Borrower Product which is not required to be the subject of a Borrower License; (C) the Borrower is in material compliance with all applicable laws regarding registration, license, certification for each site at which a Borrower Product is manufactured, labeled, sold or distributed; and
(D) to the extent any Borrower Product has been exported from the United States, the Borrower has exported such Borrower Product in compliance in all material respects with applicable laws; (ii) all manufacturing operations performed by the Borrower have been and are being conducted in all material respects in compliance with the Quality Systems regulations of the U.S. Food and Drug Administration (the "FDA") (21 CFR Part 820) and, to the extent applicable to the Borrower, counterpart regulations in the European Union and all other countries where compliance is required; (iii) all non-clinical laboratory studies of Borrower Products under development, sponsored by the Borrower and intended to be used to support regulatory clearance or approval, have been and are being conducted in material compliance with the FDA's good Laboratory Practice for Non-Clinical Studies regulations (21 CFR Part 58) in the United States and, to the extent applicable to the Borrower, counterpart regulations in the European Union and all other countries; and (iv) the Borrower is in material compliance with all applicable reporting requirements for all Borrower Licenses or plant registrations described in clause (i) above, including, but not limited to, applicable adverse event reporting requirements in the United States and outside of the United States under applicable laws. The Borrower has not received any written notice or other written communication from the FDA or any other Governmental Entity (x) contesting the pre-market clearance or approval of, the uses of or the labeling and promotion of any of the Borrower Products or
(y) otherwise alleging any violation of any laws by the Borrower. There have been no recalls, field notifications or seizures ordered or adverse regulatory actions taken (or to the knowledge of the Borrower threatened) by the FDA or any other Governmental Entity with respect to any of the Borrower Products.

                  (b) All of the Borrower's filings with and submissions to the FDA and any corollary entity in any other jurisdiction with regard to the Borrower Products were true, accurate and complete, in all material respects, as of the date made, and did not materially misstate any of the statements or information included therein, or omit to state a material fact necessary to make the statements therein not misleading. To the extent required by applicable law, the Borrower has updated all filings and submissions to the FDA and any corollary entity in any other jurisdiction with regard to the Borrower Products.

            2.11 Compliance with Laws; Permits. The Borrower is not in violation of any applicable statute, rule, regulation, order, judgment, decree, writ or restriction of any Governmental Entity in respect of the conduct of its business or the ownership of its properties (including without limitation environmental and occupational health and safety laws), which violation has had or could reasonably be expected to have a Borrower Material Adverse Effect. The Borrower has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it (the "Permits"), the lack of which has had or could reasonably be expected to have a Borrower Material Adverse Effect. As of the date hereof, no suspension or cancellation of any of the Permits is pending or, to the knowledge of the Borrower, threatened.

            2.12 Registration or First Offer Rights. Except as provided in or contemplated by the Registration Rights Agreement and the Fourth Amended and Restated Registration Rights Agreement dated as of December 17, 1998 by and among the Borrower and the parties named on the signature pages thereto, the Borrower has not granted or agreed to grant any registration rights, including piggyback rights, or any right of first offer or other pre-emptive rights to any Person.

            2.13 Contracts. Except for the Transaction Documents, since March 30, 2002, neither the Borrower nor any Subsidiary of the Borrower has entered into any contract or other agreement which would be required to be filed by the Borrower with the SEC pursuant to Item 601(b)(10) of Regulation S-K of the SEC.

            2.14 Material Adverse Changes. Since March 30, 2002, there has been no material adverse effect on or material adverse change in, or group of such effects on or changes in, the assets, liabilities, business, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries, taken as a whole.

            2.15 Certain Relationships and Related Transactions. Since April 11, 2002 (the date on which the Borrower filed with the SEC the proxy statement for its 2002 Annual Meeting of Stockholders), neither the Borrower nor any of its Subsidiaries has entered into any relationship or transaction with any director, director nominee or executive officer of the Borrower (or any member of the immediate family of any of the foregoing) or, to the knowledge of the Borrower, any security holder of the Borrower who is known to the Borrower to own of record or beneficially more than 5% of the Common Stock (or any member of the immediate family of such Person), which relationship or transaction would be required to be disclosed by the Borrower pursuant to Item 404 of Regulation S-K of the SEC.

            2.16 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by the Transaction Documents. The Borrower will indemnify and hold the Lender harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions, or consulting fees in connection with the transactions contemplated by the Transaction Documents asserted by any Person on the basis of any agreement, arrangement, statement or representation alleged to have been made by the Borrower.

            2.17 Taxes. Each of the Borrower and its Subsidiaries has duly and timely filed all tax returns required to have been filed by it on or prior to the date hereof and has duly paid or made provisions for the payment of all taxes which have been incurred or are due or claimed to be due from it by any taxing authority on or prior to the date of this Agreement other than (a) taxes which are not yet delinquent or are being contested in good faith and have not been finally determined, or (b) tax returns or taxes as to which the failure to file, pay or make provision for will not, individually or in the aggregate, have a Borrower Material Adverse Effect. There is no material liability outstanding for or relating to any taxes, and there are no material liens for taxes (other than current taxes not yet due and payable) on any of the Borrower Owned Intellectual Property or Borrower Licensed Intellectual Property.

            2.18 Environmental. To the knowledge of the Borrower, the Borrower does not have any material liability relating to or arising out of any judgment, decree or order relating to the environment or occupational health and safety.

SECTION 3.  AFFIRMATIVE COVENANTS AND REPORTING REQUIREMENTS

      Without limitation of any other covenants and agreements contained herein or elsewhere, the Borrower agrees that so long as the financing arrangements contemplated hereby are in effect and the Lender has any obligation to make any Revolving Loan, or all or any portion of any Revolving Loan or any of the other Obligations shall be outstanding:

      3.1. Legal Existence; Qualification; Compliance. The Borrower will maintain its corporate existence and good standing in the jurisdiction of its organization. The Borrower will qualify to do business and will remain qualified and in good standing in Massachusetts and in each other jurisdiction where the failure so to qualify could reasonably be expected to (singly or in the aggregate with all other such failures) have a material adverse effect on the financial condition or business of the Borrower. The Borrower will comply in all material respects with its charter documents and by-laws. The Borrower will comply in all material respects with all applicable laws, rules and regulations (including, without limitation, ERISA and those relating to environmental protection) other than (i) laws, rules or regulations the validity or applicability of which the Borrower shall be contesting in good faith by proceedings which serve as a matter of law to stay the enforcement thereof and
(ii) those laws, rules and regulations the failure to comply with any of which could not reasonably be expected to (singly or in the aggregate) have a material adverse effect on the financial condition or business of the Borrower.

      3.2. Insurance. The Borrower will maintain insurance with respect to its property and business against such liabilities, casualties and contingencies and of such types and in such amounts as may from time to time be customary for companies conducting a business similar to that of the Borrower in similar locales.

      3.3. Payment of Taxes and Charges. The Borrower will pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or property, including, without limitation, taxes, assessments, charges or levies relating to real and personal property, franchises, income, unemployment, old age benefits, withholding, or sales or use, and all lawful claims (whether for any of the foregoing or otherwise) which, if unpaid, might reasonably be expected to give rise to a lien upon any property of the Borrower, except any of the foregoing which is being contested in good faith and by appropriate proceedings and for which the Borrower has established and is maintaining adequate reserves, provided that the Borrower will pay all such taxes, assessment, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien on the Collateral that may have attached as security therefore. The Borrower will maintain in full force and effect, and comply with the terms and conditions of, all permits, permissions and licenses necessary for its business

      3.4. Reporting Requirements. The Borrower will furnish to the Lender:

            (i) Within 90 days after the end of each fiscal year of the Borrower, a copy of the annual audit report for such fiscal year for the Borrower, including therein consolidated balance sheets of the Borrower and Subsidiaries as at the end of such fiscal year and related consolidated statements of income, stockholders' equity and cash flow for the fiscal year then ended. The annual consolidated financial statements shall be certified by independent public accountants of national standing selected by the Borrower, such certification to be in such form as is generally recognized as "unqualified".

            (ii) Within 45 days after the end of each fiscal quarter of the Borrower, consolidated balance sheets of the Borrower and Subsidiaries and related consolidated statements of income and cash flow, unaudited but prepared in accordance with generally accepted accounting principles in the United States consistently applied fairly presenting the financial condition of the Borrower and Subsidiaries as at the dates thereof and for the periods covered thereby (except that such quarterly statements need not contain notes to the financial statements) and certified as complete by the chief financial officer of the Borrower, such balance sheets to be as at the end of such fiscal quarter and such statements of income and cash flow to be for such fiscal quarter and for the fiscal year to date, in each case together with a comparison to the results for the corresponding fiscal period of the immediately prior fiscal year.

            (iii) At the time of delivery of each annual or quarterly report or financial statement of the Borrower, a certificate executed by the chief financial officer of the Borrower stating that he or she has reviewed this letter agreement and the other Loan Documents and has no knowledge of any Event of Default or, if he or she has such knowledge, specifying each such Event of Default and the nature thereof.

            (iv) As soon as possible and in any event within five (5) Business Days after the Borrower has actual knowledge of the occurrence of any Event of Default, the statement of the Borrower setting forth details of each such Event of Default and the action which the Borrower proposes to take with respect thereto.

            (v) Promptly after the commencement thereof, notice of all material actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, to which the Borrower is a party that would require Borrower to make a public filing pursuant to the Securities Exchange Act of 1934, as amended, on Form 8-K.

            (vi) Promptly upon filing any registration statement or listing application (or any supplement or amendment to any registration statement or listing application) with the Securities and Exchange Commission ("SEC") or any successor agency or with any stock exchange or with the National Association of Securities Dealers quotations system, a copy of same.

            (vii) A copy of each periodic or current report of the Borrower filed with the SEC or any successor agency, of each press release or other communication disseminated to the public generally, and of each annual report, proxy statement and other communication sent by the Borrower to shareholders or other securityholders generally, such copy to be provided to the Lender promptly upon such filing with the SEC, such public dissemination or such communication with shareholders or securityholders, as the case may be.

            (viii) Promptly upon request, such other information respecting the financial condition and operation of the Borrower as the Lender may from time to time reasonably request, provided that Borrower shall not be required to provide to Lender any material non-public information pursuant to this Section 3.4.

      3.5. Books and Records. The Borrower will maintain complete and accurate books, records and accounts which will at all times accurately and fairly reflect all of its transactions in accordance with generally accepted accounting principles in the United States consistently applied.

SECTION 4.  NEGATIVE COVENANTS

      Without limitation of any other covenants and agreements contained herein or elsewhere, the Borrower agrees that so long as the financing arrangements contemplated hereby are in effect and the Lender has any obligation to make any Revolving Loan, or all or any portion of any Revolving Loan or any of the other Obligations shall be outstanding:

      4.1. Liens. The Borrower will not create, incur, assume or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, or other charge or encumbrance (including the lien or retained security title of a conditional vendor) of any nature (collectively, "Liens"), upon or with respect to any of the Collateral, now owned or hereafter acquired, except that the foregoing restrictions shall not apply to Permitted Liens.

      4.2. Dividends. The Borrower will not make any distributions to its shareholders, pay any dividends (other than dividends payable solely in capital stock of the Borrower which such capital stock has no cash pay feature) or redeem, purchase or otherwise acquire, directly or indirectly any of its capital stock unless (i) the Borrower has previously delivered to the Lender the most recent audited financial statements required under Section 3.4(i) and the certificate required under Section 3.4(iii), above, and (ii) no Default or Event of Default then exists or would arise after giving effect to the making of such dividend, distribution, redemption or purchase.

      4.3. Change of Address, Etc. The Borrower will not change its corporate name or legal structure, nor will the Borrower change its chief executive office from the premises described in Section 2.1(i) without, in each instance, giving the Lender prompt written notice of same and providing all such financing statements, certificates and other documentation as the Lender may request in order to maintain the perfection and priority of the security interests granted or intended to be granted pursuant to the Security Agreement. The Borrower will not change its fiscal year or materially change its methods of financial reporting (except as required by generally accepted accounting principles) unless, in each instance, prior written notice of such change is given to the Lender and prior to such change the Borrower enters into amendments to this letter agreement in form and substance reasonably satisfactory to the Lender in order to preserve unimpaired the rights of the Lender and the obligations of the Borrower hereunder.

      4.4. No Margin Stock. No proceeds of any Revolving Loan shall be used directly or indirectly to purchase or carry any margin securities or margin stock.

SECTION 5.  DEFAULT AND REMEDIES

      5.1. Events of Default. The occurrence of any one of the following events shall constitute an Event of Default hereunder:

      (a) The Borrower shall (i) fail to make any payment of interest on the Revolving Note within three (3) Business Days of the date when due or (ii) fail to make any payment of principal of the Revolving Note on or before the date when due; or

      (b) Any representation or warranty of the Borrower contained herein shall at any time prove to have been incorrect in any material respect when made or any representation or warranty made by the Borrower in connection with any Revolving Loan shall at any time prove to have been incorrect in any material respect when made; or

      (c) The Borrower shall default in the performance or observance of any agreement or obligation under Section 3.1, 3.3 and 4, unless, in the case of
Section 4.1, any such Lien attached shall have been released within thirty (30) days after attachment; or

      (d) The Borrower shall default in the performance of any other term, covenant or agreement contained in this Letter Agreement and such default shall continue unremedied for thirty (30) days after written notice thereof shall have been given to the Borrower; or

      (e) Any default on the part of the Borrower shall exist, and shall remain unwaived or uncured beyond the expiration of any applicable notice and/or grace period, under any other contract, agreement (including, without limitation, the Development Agreement and the Security Agreement) or undertaking now existing or hereafter entered into with or for the benefit of the Lender in connection with this Letter Agreement;

      (f) Any other Indebtedness of the Borrower or obligations of the Borrower
(i) representing the deferred purchase price of property, each in excess of $500,000 in aggregate principal amount, or (ii) any amount accelerated pursuant to Section 5.2 of the Fleet Agreement, or (iii) with respect to any instrument evidencing, guaranteeing, securing or otherwise relating to any such Indebtedness or obligation, as the case may be, shall have been declared to be due and payable prior to its stated maturity or shall not have been paid at the stated maturity; or

      (g) The Borrower shall be dissolved, or the Borrower shall become insolvent or bankrupt or shall cease paying its debts as they mature or shall make an assignment for the benefit of creditors, or a trustee, receiver or liquidator shall be appointed for the Borrower or for a substantial part of the property of the Borrower, or bankruptcy, reorganization, arrangement, insolvency or similar proceedings shall be instituted by or against the Borrower under the laws of any jurisdiction (except for an involuntary proceeding filed against the Borrower which is dismissed within 90 days following the institution thereof); or

      (h) Any execution or similar process shall be issued or levied against any Collateral, that has not been dismissed or otherwise removed within 60 days of being issued or levied, provided, however, such sixty day waiting period shall only apply if Borrower is prosecuting an appeal or proceedings for review with respect to such issuance or levy AND a stay of execution shall have been obtained by Borrower pending such appeal or review; or

      (i) Any final uninsured judgment in excess of $500,000 shall be entered against the Borrower by any court of competent jurisdiction and shall remain unpaid, unbonded or unstayed for a period of 60 days; or

      (j) The Borrower shall fail to meet its minimum funding requirements under ERISA with respect to any employee benefit plan (or other class of benefit which the PBGC has elected to insure) or any such plan shall be the subject of termination proceedings (whether voluntary or involuntary) and there shall result from such termination proceedings a liability of the Borrower to the PBGC which, in each case, could reasonable be expected to have a material adverse effect upon the financial condition of the Borrower; or

      (k) The Development Agreement, the Security Agreement or any other Loan Document shall for any reason (other than due to payment in full of all amounts secured or evidenced thereby or due to discharge in writing by the Lender) not remain in full force and effect; or

      (l) The Liens of the Lender in and on any of the Collateral covered by the Security Agreement shall for any reason (other than release by the Lender or the gross negligence of the Lender) not be fully perfected or have priority; or

      (m) If, at any time, a Change of Control shall occur.

      5.2. Rights and Remedies on Default. Upon the occurrence of any Event of Default, in addition to any other rights and remedies available to the Lender hereunder or otherwise, the Lender may exercise any one or more of the following rights and remedies (all of which shall be cumulative):

      (a) Declare the entire unpaid principal amount of the Revolving Note then outstanding, all interest accrued and unpaid thereon, and all other amounts payable under this letter agreement, and all other Indebtedness of the Borrower to the Lender, to be forthwith due and payable, whereupon the same shall become forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, provided that in the event of any Event of Default as specified in Section 5.1(g), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Lender.

      (b) Terminate the arrangements for Revolving Loans provided for by this letter agreement.

      (c) Exercise all rights and remedies hereunder, under the Security Agreement, under the Revolving Note and under each and any other Loan Document with the Lender; and exercise all other rights and remedies which the Lender may have under applicable law.

      5.3. Set-Off. Borrower hereby grants to Lender, a continuing lien, security interest and right of setoff as security for all liabilities and obligations to Lender, whether now existing or hereafter arising, upon and against all amounts due Borrower from Lender pursuant to the Development Agreement and all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Lender or any entity under the control of Boston Scientific Corporation and its successors and assigns or in transit to any of them. At any time, without demand or notice (any such notice being expressly waived by Borrower), after the occurrence of an Event of Default and during the continuance thereof, the Lender may setoff the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Revolving Loans. ANY AND ALL RIGHTS TO REQUIRE THE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES ANY OF THE OBLIGATIONS PRIOR TO THE EXERCISE BY THE LENDER OF ITS RIGHT OF SET-OFF UNDER THIS SECTION ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

SECTION 6.  MISCELLANEOUS

      6.1. Costs and Expenses. The Borrower and Lender agree to pay their own costs and expenses in connection with the preparation execution and delivery of this letter agreement and the other Loan Documents. In addition, the Borrower shall be obligated to pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this letter agreement, the Security Agreement, the Revolving Note, and all other instruments and documents to be delivered in connection with any Obligation. The Borrower agrees to pay (a) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by the Lender in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any of its Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Lender's relationship with the Borrower or any of its Subsidiaries as the "Lender" under this Letter Agreement and (b) all reasonable fees, expenses and disbursements of the Lender incurred in connection with UCC searches or UCC filings. The covenants contained in this Section 6.1.2 shall survive payment or satisfaction in full of all other obligations.

      6.2. Other Agreements. The provisions of this letter agreement are not in derogation or limitation of any obligations, liabilities or duties of the Borrower under any of the other Loan Documents or any other agreement with or for the benefit of the Lender. No inconsistency in default provisions between this letter agreement and any of the other Loan Documents or any such other agreement will be deemed to create any additional grace period or otherwise derogate from the express terms of each such default provision herein and therein. No covenant, agreement or obligation of the Borrower contained herein, nor any right or remedy of the Lender contained herein, shall in any respect be limited by or be deemed in limitation of any inconsistent or additional provisions contained in any of the other Loan Documents or any such other agreement. In the event and to the extent that any provision of such other Loan Document or any such other agreement shall be inconsistent with any provision of this letter agreement, then the provisions of this letter agreement shall govern.

      6.3. Addresses for Notices, Etc. All notices, requests, demands and other communications provided for hereunder shall be in writing and shall be mailed or delivered to the applicable party at the address indicated below:

            If to the Borrower:

            Aspect Medical Systems, Inc.
            141 Needham Street
            Newton, MA 02464
            Attention: Chief Financial Officer

            with a copy to:

            Susan W. Murley, Esq.
            Hale and Dorr LLP
            60 State Street
            Boston, MA 02109

            If to the Lender:

            Boston Scientific Corporation
            One Boston Scientific Place
            Natick, MA 01760
            Attention: Chief Financial Officer

            with a copy to:

            Boston Scientific Corporation
            One Boston Scientific Place
            Natick, MA 01760
            Attention: General Counsel

or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed delivered on the earlier of

(i) the date received or (ii) the date of delivery, refusal or non-delivery indicated on the return receipt if deposited in the United States mails, sent postage prepaid, certified or registered mail, return receipt requested, addressed as aforesaid. If any such notice, request, demand or other communication is hand-delivered, same shall be effective upon receipted delivery.

      6.4. Binding Effect; Assignment; Termination. (a) This letter agreement shall be binding upon the Borrower and the Lender and their successors and permitted assigns and shall inure to the benefit of the Borrower and the Lender and their respective permitted successors and assigns. Neither the Borrower nor the Lender may assign this letter agreement or any rights hereunder without the express written consent of the other party. Notwithstanding the foregoing, the Lender may, without obtaining any further consent from the Borrower, from time to time assign this letter agreement, the Revolving Loans and/or the Revolving Note to any of its Affiliates.

      (b) The Borrower may terminate this letter agreement and the financing arrangements made herein by giving written notice of such termination to the Lender; provided that no such termination will release or waive any of the Lender's rights or remedies or any of the Borrower's obligations under this letter agreement or any of the other Loan Documents unless and until the Borrower has paid in full the Revolving Loans and the Borrower has paid in full all interest and all fees and charges payable in connection herewith. In the event this agreement and the financing arrangements made herein are terminated by the Borrower as set forth in this Section 6.4(b), the entire unpaid principal amount of the Revolving Note then outstanding, all interest accrued and unpaid thereon, and all other amounts payable under this letter agreement, and all other Indebtedness of the Borrower to the Lender, shall be forthwith due and payable, whereupon the same shall become forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower.

      (c) This letter agreement may be executed by the parties hereto in several counterparts hereof and by the different parties hereto on separate counterparts hereof, all of which counterparts shall together constitute one and the same agreement.

      (d) This letter agreement is intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this letter agreement. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superseded by this letter agreement, and no party is relying on any promise, agreement or understanding not set forth in this letter agreement. This letter agreement may not be amended or modified except by a written instrument describing such amendment or modification executed by the Borrower and the Lender.

      6.5. Consent to Jurisdiction. The Borrower irrevocably submits to the non-exclusive jurisdiction of any Massachusetts court or any federal court sitting within The Commonwealth of Massachusetts over any suit, action or proceeding arising out of or relating to this letter agreement and/or the Revolving Note. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. The Borrower agrees that final judgment in any such suit, action or proceeding brought in such a court shall be enforced in any court of proper jurisdiction by a suit upon such judgment, provided that service of process in such action, suit or proceeding shall have been effected upon the Borrower as permitted by law.

      6.6. Severability. In the event that any provision of this letter agreement or the application thereof to any Person, property or circumstances shall be held to any extent to be invalid or unenforceable, the remainder of this letter agreement, and the application of such provision to Persons, properties or circumstances other than those as to which it has been held invalid and unenforceable, shall not be affected thereby, and each provision of this letter agreement shall be valid and enforced to the fullest extent permitted by law.

      6.7. Governing Law. This letter agreement and the Revolving Note shall be governed by, and construed and enforced in accordance with, the laws of The Commonwealth of Massachusetts.

      6.8. Replacement Note. Upon receipt of an affidavit of an officer of the Lender as to the loss, theft, destruction or mutilation of the Revolving Note or of any other Loan Document which is not of public record and, in the case of any such mutilation, upon surrender and cancellation of the Revolving Note or other Loan Document, the Borrower will issue, in lieu thereof, a replacement Revolving Note or other Loan Document in the same principal amount (as to the Revolving
Note) and in any event of like tenor.

      6.9. Usury. All agreements between the Borrower and the Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the Revolving Note or otherwise, shall the amount paid or agreed to be paid to the Lender for the use or the forbearance of the Indebtedness represented by the Revolving Note exceed the maximum permissible under applicable law. In this regard, it is expressly agreed that it is the intent of the Borrower and the Lender, in the execution, delivery and acceptance of the Revolving Note, to contract in strict compliance with the laws of The Commonwealth of Massachusetts. If, under any circumstances whatsoever, performance or fulfillment of any provision of the Revolving Note or any of the other Loan Documents at the time such provision is to be performed or fulfilled shall involve exceeding the limit of validity prescribed by applicable law, then the obligation so to be performed or fulfilled shall be reduced automatically to the limits of such validity, and if under any circumstances whatsoever the Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced by the Revolving Note and not to the payment of interest. The provisions of this Section 6.9 shall control every other provision of this letter agreement and of the Revolving Note.

      6.10. Waiver of Jury Trial. THE BORROWER AND THE LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY MUTUALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LETTER AGREEMENT, THE REVOLVING NOTE OR ANY OTHER LOAN DOCUMENTS OR OUT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE LENDER TO ENTER INTO THIS LETTER AGREEMENT AND TO MAKE REVOLVING LOANS AS CONTEMPLATED HEREIN.

      6.11 Publicity. Borrower and Lender agree that no public release or announcement concerning the this Letter Agreement in any manner shall be issued during the term of the Agreement by either party without the prior consent of the other party (which consent shall not be unreasonably withheld), except as such release or announcement may be required by law or the rules or regulations of any securities exchange or the National Association of Securities Dealers, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow the other party reasonable time to comment on such release or announcement, and, if applicable, any associated request for confidential treatment, in advance of such issuance.

SECTION 7. DEFINED TERMS

      7.1. Definitions. In addition to terms defined elsewhere in this letter agreement, as used in this Letter Agreement, the following terms have the following respective meanings:

      "Affiliate" means any Person which, directly or indirectly, Controls or is controlled by or is under common control with another Person; any officer or director of such other Person; any Person owning of record or beneficially, directly or indirectly, 5% or more of any class of capital stock of such other Person or 5% or more of any class of capital stock or other equity interest having voting power (under ordinary circumstances) of any of the other Persons described above; and any member of the immediate family of any of the foregoing.

      "Borrower Licensed Intellectual Property" means all (i) licenses of Intellectual Property to the Borrower or any of its Subsidiaries by any third party, and (ii) licenses of Intellectual Property by the Borrower or any of its Subsidiaries to any third party.

      "Borrower Material Adverse Effect" means a material adverse effect on or a material adverse change in, or group of such effects on or changes in, the assets, liabilities, business, condition (financial or otherwise), or results of operations of the Borrower and its Subsidiaries, taken as a whole.

      "Borrower Owned Intellectual Property" means all Intellectual Property owned by the Borrower or any of its Subsidiaries.

      "Business Day" means any day which is not a Saturday, nor a Sunday nor another day on which banks in Boston, Massachusetts are authorized or directed to close.

      "Change of Control" - means for any reason (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total outstanding capital stock (on a fully-diluted basis) of the Borrower entitled to vote in the election of directors; or (b) during any period of up to 24 consecutive months, commencing after the date of this letter agreement, individuals who at the beginning of such 24 month period were directors of the Borrower (together with any new director whose election by its Board of Directors or whose nomination for election by its shareholders was approved by a vote of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Borrower then in office.

      "Collateral" means all of the property, rights and interests of the Borrower that are or are intended to be subject to the security interests created by the Security Documents. .

      "Commitment Amount" means initially Five Million Dollars ($5,000,000) or if the commitment is terminated pursuant to the provision hereof, zero (0).

      "Control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of any Person, whether through ownership of voting equity, by contract or otherwise.

      "Drawdown Date" means the date of the Business Day on which any Revolving Loan is made or is to be made.

      "Default" means any event or circumstance which, with the passage of time or the giving of notice or both, could become an Event of Default.

      "Development Agreement" means the OEM Product Development Agreement dated as of the date hereof by and between the Borrower and the Lender.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Event of Default" shall have the meaning set forth in Section 5.1.

      "Indebtedness" means as applied to any Person, (i) all indebtedness for borrowed money, whether current or funded, or secured or unsecured, (ii) all indebtedness for the deferred purchase price of property or services represented by a note or other security, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all indebtedness secured by a purchase money mortgage or other lien to secure all or part of the purchase price of property subject to such mortgage or lien, (v) all obligations under leases which shall have been or must be, in accordance with United States generally accepted accounting principles, recorded as capital leases in respect of which such Person is liable as lessee,
(vi) any liability in respect of banker's acceptances or letters of credit, and
(vii) all indebtedness referred to in clause (i), (ii), (iii), (iv), (v) or (vi) above which is directly or indirectly guaranteed by or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss..

      "Intellectual Property" means intellectual property or proprietary rights of any description, including (i) rights in any patent, patent application (including any continuation, continuation-in-part and divisional filings), copyright, industrial design, URL, domain name, trademark, service mark, logo, trade dress or trade name, (ii) related registrations and applications for registration, (iii) trade secrets, moral rights or publicity rights, (iv) inventions, discoveries or improvements, modification, know-how, technique, methodology, writing, work of authorship, design or data, whether or not patented, patentable, copyrightable or reduced to practice, including any inventions, discoveries, improvements, modification, know-how, technique, methodology, writing, work of authorship, design or data embodied or disclosed in any: (1) computer source codes (human readable format) and object codes (machine readable format); (2) specifications; (3) manufacturing, assembly, test, installation, service and inspection instructions and procedures; (4) engineering, programming, service and maintenance notes and logs; (5) technical, operating and service and maintenance manuals and data; (6) hardware reference manuals; and (7) user documentation, help files or training materials, and (v) good will related to any of the foregoing.

      "Interest Period" means the period commencing on the Drawdown Date of such Revolving Loan and ending ninety (90) days thereafter.

      "Legal Proceeding" means any action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator.

      "LIBOR Rate" means, to the extent at the relevant date of determination the Lender is a party to a revolving credit facility pursuant to which the Lender is entitled to borrow loans at a rate of interest determined by a eurodollar rate or London interbank rate for a 90 day period, then the LIBOR Rate hereunder shall be such eurodollar rate or London interbank rate provided in such agreement for such Interest Period plus any additional amounts payable thereon by Lender under such agreement; and if the Lender is not a party to any such agreement, then the LIBOR Rate shall be the rate of interest for any Interest Period equal to (i) the rate determined by the Lender at which United States dollar deposits for such Interest Period are offered based on information presented on Page 3750 of the Dow Jones Market Service (formerly known as the Telerate Service) as of 11:00 a.m. London, England, time on the second Business Day prior to the first day of such Interest Period plus eighty basis points (.80).

      "Liens" shall have the meaning set forth in Section 4.1.

      "Loan Documents" means each of this letter agreement, the Revolving Note, the Security Documents and each other instrument, document or agreement evidencing, securing, guaranteeing any of the Revolving Loans executed in connection with this Letter agreement or the extension of credit contemplated hereby, all whether now existing or hereafter arising or entered into.

      "Maturity Date" means the date which is the fifth (5th) anniversary of the date of this letter agreement, unless extended in accordance with Section 1.3(b) hereof, and then such date as determined pursuant to the provisions of Section 1.3(b) hereof.

      "Obligations" means all indebtedness, obligations and liabilities of the Borrower to the Lender, individually or collectively, now existing or hereafter arising, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this letter agreement or any of the Loan Documents or in respect of any of the Revolving Loans made or the Revolving Note, or any documents or instruments executed in connection therewith, or other instruments as any time evidencing any thereof made by the Borrower with or for the benefit of the Lender or owed by the Borrower to the Lender in connection with the Loan Documents.

      "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

      "Permitted Liens" means liens for taxes, assessments or governmental charges or levies on the Collateral if the same are being contested in good faith and by appropriate proceedings which serve as a matter of law to stay the enforcement thereof and as to which adequate reserves are maintained; liens imposed by law arising in the ordinary course of business for sums not yet due or which are being contested in good faith and by appropriate proceedings which serve as a matter of law to stay the enforcement thereof and as to which adequate reserves are maintained; liens under workmen's compensation laws, unemployment insurance, social security, retirement benefits or similar legislation; liens incurred in connection with the transfer to Americorp Financial, Inc. of sales-type leases of monitors and other transfers which are substantially similar in nature; and liens in favor of the Lender.

      "Person" means an individual, corporation, partnership, limited partnership, limited liability company, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

      "Registration Rights Agreement" means the Registration Rights Agreement dated as of the date hereof by and between the Borrower and the Lender.

      "Securities" means all shares of Common Stock and Preferred Stock, all outstanding options, warrants, convertible notes, rights of conversion and other rights to acquire capital stock of the Borrower, and all shares issuable upon exercise or conversion of the Preferred Stock, options, warrants, convertible notes, rights of conversion and other rights to acquire capital stock of the Borrower, outstanding from time to time, whether or not then currently vested, exercisable or convertible.

      "Security Agreement" shall have the meaning set forth in Section 1.1 hereof.

      "Security Documents" means the Security Agreement and all other instruments and documents, including without limitation UCC financing statements required to be executed or delivered pursuant to any Security Document.

      "Stock Purchase Agreement" means the Stock Purchase Agreement dated as of the date hereof by and between the Borrower and the Lender.

      "Subsidiary" "Subsidiary" or "Subsidiaries" of any Person means any corporation, partnership, limited liability company, joint venture or other legal entity of which such Person (either above or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

      Any defined term used in the plural preceded by the definite article shall be taken to encompass all members of the relevant class. Any defined term used in the singular preceded by "any" shall be taken to indicate any number of the members of the relevant class.


            **THE BALANCE OF THIS PAGE IS LEFT BLANK INTENTIONALLY**

      This letter agreement is executed, as an instrument under seal, as of the day and year first above written.

                                    Very truly yours,

                                    ASPECT MEDICAL SYSTEMS, INC.




                                    By: /s/ J. Neal Armstrong
                                        -------------------------------------
                                        Name: J. Neal Armstrong
                                        Title: Vice President and
                                               Chief Financial Officer

Accepted and agreed:

BOSTON SCIENTIFIC CORPORATION




By: /s/ Lawrence Best
    -----------------------------
      Name:  Lawrence Best
      Title:  CFO

                                PROMISSORY NOTE

$5,000,000.00                                             Boston, Massachusetts
                                                          August 7, 2002

FOR VALUE RECEIVED, ASPECT MEDICAL SYSTEMS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of BOSTON SCIENTIFIC CORPORATION (the "Lender") prior to or on August 7, 2007 (the "Maturity Date") the principal amount of Five Million ($5,000,000.00) Dollars or such portion thereof as may be advanced by the Lender pursuant to Section 1.2 of that certain letter agreement of even date herewith between the Lender and the Borrower (the "Loan Agreement") and remains outstanding from time to time hereunder ("Principal"), with interest, at the rate hereinafter set forth, on the unpaid Principal balance, from the date hereof until payment in full of all Principal and interest hereunder.

      Interest on all unpaid Principal shall be due and payable in arrears, on the last day of each Interest Period, commencing on the first such date after the advance of any Principal and continuing on the first day of each Interest Period thereafter and on the date of payment of this note in full, at a fluctuating rate per annum (computed on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed) which shall at all times (except as described in the next sentence) be equal to the sum of (i) the LIBOR Rate or the BSC Substitute Rate, as the case may be, as in effect from time to time PLUS (ii) one percent (1%) per annum (but in no event in excess of the maximum rate permitted by then applicable law), with a change in the aforesaid rate of interest to become effective on the same day on which any change in the BSC Substitute Rate is effective. After the occurrence and during the continuance of any Event of Default, interest under this note will, at the option of the Lender, accrue and be payable at a fluctuating rate per annum which at all times shall be equal to the sum of (i) four (4%) percent per annum PLUS (ii) the LIBOR Rate or the BSC Substitute Rate, as the case may be, in effect at the time(but in no event in excess of the maximum rate permitted by then applicable law). As used herein, "LIBOR Rate" and "BSC Substitute Rate " shall have the meanings given such term in the Loan Agreement. If the entire amount of any required Principal and/or interest is not paid within ten (10) days after the same is due, the Borrower shall pay to the Lender a late fee equal to five percent (5%) of the required payment; provided, that such late fee shall not apply to any amount whose maturity shall have been accelerated or to the principal balance of this note outstanding as of the Maturity Date (as defined in the Loan Agreement).

      All outstanding Principal and all interest accrued thereon shall be due and payable in full on the first to occur of: (i) an acceleration under Section 5.2(b) of the Loan Agreement or (ii) the Maturity Date. The Borrower may at any time and from time to time prepay all or any portion of said Principal, without premium or penalty. Under certain circumstances set forth in the Loan Agreement, prepayments of Principal may be required.

      Payments of both Principal and interest shall be made, in lawful money of the United States in immediately available funds, at the office of the Lender located at One Boston Scientific Place, Natick, MA 01760, or at such other address as the Lender may from time to time designate.

      The undersigned Borrower irrevocably authorizes the Lender to make or cause to be made, on a schedule attached to this note or on the books of the Lender, at or following the time of making any Revolving Loan (as defined in the Loan Agreement) and of receiving any payment of Principal, an appropriate notation reflecting such transaction and the then aggregate unpaid balance of Principal. Failure of the Lender to make any such notation shall not, however, affect any obligation of the Borrower hereunder or under the Loan Agreement. The unpaid Principal amount of this note, as recorded by the Lender from time to time on such schedule or on such books, shall constitute presumptive evidence of the aggregate unpaid principal amount of the Revolving Loans.

      The Borrower hereby (a) waives notice of and consents to any and all advances, settlements, compromises, favors and indulgences (including, without limitation, any extension or postponement of the time for payment), any and all receipts, substitutions, additions, exchanges and releases of collateral, and any and all additions, substitutions and releases of any person primarily or secondarily liable, (b) waives presentment, demand, notice, protest and all other demands and notices generally in connection with the delivery, acceptance, performance, default or enforcement of or under this note, and (c) agrees to pay all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees, incurred or paid by the Lender in enforcing this note and any collateral or security therefor, all whether or not litigation is commenced.

      This note is the Revolving Note referred to in the Loan Agreement. This note is secured by, and is entitled to the benefits of, the Security Documents (as defined in the Loan Agreement). This note is subject to prepayment as set forth in the Loan Agreement and in the Security Agreement. The maturity of this note may be accelerated upon the occurrence of an Event of Default, as provided in the Loan Agreement.

      THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED ON THIS NOTE OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY RELATED DOCUMENTS OR OUT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PERSON. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE LENDER TO ACCEPT THIS NOTE AND TO MAKE LOANS AS CONTEMPLATED IN THE LOAN AGREEMENT.

      Executed, as an instrument under seal, as of the day and year first above written.

                                    ASPECT MEDICAL SYSTEMS, INC.



                                    By:
                                       ---------------------------------------
                                          Name:
                                          Title:

                               SECURITY AGREEMENT

         SECURITY AGREEMENT, dated as of August 7, 2002 between Aspect Medical Systems, Inc. a Delaware corporation (the "Company"), and Boston Scientific Corporation, a Delaware Corporation (the "Lender").

         WHEREAS, the Company has entered into a letter agreement dated as of the date hereof (as amended and in effect from time to time, the "Loan Agreement") with the Lender, pursuant to which the Lender, subject to the terms and conditions contained therein, is to make loans to the Company; and

         WHEREAS, it is a condition precedent to the Lender's making any loans to the Company under the Loan Agreement that the Company execute and deliver to the Lender a security agreement in substantially the form hereof; and

         WHEREAS, the Company wishes to grant a security interest in favor of the Lender, for the benefit of the Lender, as herein provided;

         NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. DEFINITIONS. All capitalized terms used herein without definitions shall have the respective meanings provided therefor in the Loan Agreement. The term "State", as used herein, means the Commonwealth of Massachusetts. All terms defined in the Uniform Commercial Code of the State and used herein shall have the same definitions herein as specified therein. However, if a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term has the meaning specified in Article 9.

         2. GRANT OF SECURITY INTEREST. The Company hereby grants to the Lender to secure the payment and performance in full of all of the Obligations, a security interest in and pledges and collaterally assigns to the Lender the following properties, assets and rights of the Company, wherever located, whether now owned or hereafter acquired or arising, and all proceeds thereof (all of the same being hereinafter called the "Collateral"): all accounts and goods (other than equipment) and, to the extent related to, arising from or constituting products or proceeds of such accounts or goods, instruments (including promissory notes), documents, chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles), provided that "Collateral" shall not include (a) any contract which has been sold by the Company, and the rights thereunder (but "Collateral" shall include proceeds thereof), in connection with the sale of sales-type leases of monitors on substantially similar terms as the master assignment agreement in place as of the date hereof between the Company and Americorp Financial, Inc. ("AFI") or (b) any portion of an account which is not owned by the Company but which, if collected by the Company, is required to be immediately turned over to a third party pursuant to a master agreement between the Company and such third party substantially similar to such agreements in place on the date hereof between the Company and AFI. The Lender acknowledges that the attachment of its security interest in any commercial tort claim as original collateral is subject to the Company's compliance with Section 4.7.

         3. AUTHORIZATION TO FILE FINANCING STATEMENTS. The Company hereby irrevocably authorizes the Lender at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as set forth in Section 2 hereof, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State or such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the Company is an organization, the type of organization and any organizational identification number issued to the Company. The Company agrees to furnish any such information to the Lender promptly upon request. The Company also ratifies its authorization for the Lender to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

         4. OTHER ACTIONS. Further to insure the attachment, perfection and first priority of, and the ability of the Lender to enforce, the Lender's security interest in the Collateral, the Company agrees, in each case at the Company's reasonable expense, to take the following actions with respect to the following Collateral and without limitation on the Company's other obligations contained in this Agreement:

                  4.1. PROMISSORY NOTES AND TANGIBLE CHATTEL PAPER. If the Company shall, now or at any time hereafter, hold or acquire any promissory notes or tangible chattel paper evidencing accounts or related to or arising from other Collateral, the Company shall forthwith endorse, assign and deliver the same to the Lender, accompanied by such instruments of transfer or assignment duly executed in blank as the Lender may from time to time specify.

                  4.2. DEPOSIT ACCOUNTS. For each deposit account that the Company, now or at any time hereafter, opens or maintains into which the proceeds of any Collateral may be deposited, the Company shall, at the Lender's request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Lender, cause the depositary bank to agree to comply without further consent of the Company, at any time with instructions from the Lender to such depositary bank directing the disposition of funds from time to time credited to such deposit account. The Lender agrees with the Company that the Lender shall not give any such instructions to the depositary bank unless an Event of Default has occurred and is continuing, or, if effect were given to any withdrawal not otherwise permitted by the Loan Documents, would occur. The provisions of this paragraph shall not apply to any deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Company's salaried employees.

                  4.3. INVESTMENT PROPERTY. If the Company shall, now or at any time hereafter, hold or acquire any certificated securities which are the products or proceeds of any Collateral, the Company shall forthwith endorse, assign and deliver the same to the Lender, accompanied by such instruments of transfer or assignment duly executed in blank as the Lender may from time to time specify. If any securities now or hereafter acquired by the Company are uncertificated and are issued to the Company or its nominee directly by the issuer thereof, the Company shall immediately notify the Lender thereof and, at the Lender's request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Lender, either (a) cause the issuer to agree to comply without further consent of the Company or such nominee, at any time with instructions from the Lender as to such securities, or
         (b) arrange for the Lender to become the registered owner of the securities. If any securities which are the products or proceeds of any Collateral, whether certificated or uncertificated, or other investment property now or hereafter acquired by the Company are held by the Company or its nominee through a securities intermediary or commodity intermediary, the Company shall immediately notify the Lender thereof and, at the Lender's request and option, pursuant to an agreement in form and substance satisfactory to the Lender, either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply, in each case without further consent of the Company or such nominee, at any time with entitlement orders or other instructions from the Lender to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Lender to such commodity intermediary, or (ii) in the case of financial assets or other investment property held through a securities intermediary, arrange for the Lender to become the entitlement holder with respect to such investment property, with the Company being permitted, only with the consent of the Lender, to exercise rights to withdraw or otherwise deal with such investment property. The Lender agrees with the Company that the Lender shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by the Company, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights not otherwise permitted by the Loan Documents, would occur.

                  4.4. COLLATERAL IN THE POSSESSION OF A BAILEE. If any Collateral is, now or at any time hereafter, in the possession of a bailee, the Company shall promptly notify the Lender thereof and, at the Lender's request and option, shall promptly obtain an acknowledgement from the bailee, in form and substance reasonably satisfactory to the Lender, that the bailee holds such Collateral for the benefit of the Lender and such bailee's agreement that upon Lender's written notice of an Event of Default, to afford access to bailee's premises during normal business hours to permit the Lender to collect and remove any of the Collateral located therein. The Lender agrees with the Company that the Lender shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the Company with respect to the bailee.

                  4.5. ELECTRONIC CHATTEL PAPER AND TRANSFERABLE RECORDS. If the Company, now or at any time hereafter, holds or acquires an interest in any electronic chattel paper or any "transferable record" evidencing accounts or related to or arising from any other Collateral, as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, the Company shall promptly notify the Lender thereof and, at the request and option of the Lender, shall take such action as the Lender may reasonably request to vest in the Lender control, under Section 9-105 of the Uniform Commercial Code, of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Lender agrees with the Company that the Lender will arrange, pursuant to procedures satisfactory to the Lender and so long as such procedures will not result in the Lender's loss of control, for the Company to make alterations to the electronic chattel paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the Company with respect to such electronic chattel paper or transferable record.

                  4.6. LETTER-OF-CREDIT RIGHTS. If the Company is, now or at any time hereafter, a beneficiary under a letter of credit now or hereafter which is related to or arising from any Collateral, the Company shall promptly notify the Lender thereof and, if an Event of Default has occurred and is continuing and at the request and option of the Lender, the Company shall, pursuant to an agreement in form and substance satisfactory to the Lender, either (a) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Lender of the proceeds of the letter of credit or (b) arrange for the Lender to become the transferee beneficiary of the letter of credit, with the Lender agreeing, in each case, that the proceeds of the letter of credit are to be applied as provided in the Loan Agreement.

                  4.7. COMMERCIAL TORT CLAIMS. If the Company shall, now or at any time hereafter, hold or acquire a commercial tort claim which is related to or arising from any Collateral, the Company shall promptly (but in any event within 5 days thereof) notify the Lender in a writing signed by the Company of the particulars thereof and grant to the Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Lender.

                  4.8. OTHER ACTIONS AS TO ANY AND ALL COLLATERAL. The Company further agrees, upon the request of the Lender and at the Lender's option, to take any and all other actions as the Lender may reasonably determine to be necessary or useful for the attachment, perfection and first priority of, and the ability of the Lender to enforce, the Lender's security interest in any and all of the Collateral, including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, to the extent, if any, that the Company's signature thereon is required therefor, (b) causing the Lender's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Lender to enforce, the Lender's security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Lender to enforce, the Lender's security interest in such Collateral, (d) use commercially reasonable efforts to obtain governmental and other third party waivers, consents and approvals, in form and substance satisfactory to the Lender, including, without limitation, any consent of any governmental agency, licensor, lessor or other person obligated on Collateral, (e) use commercially reasonable efforts to obtain waivers from mortgagees and landlords in form and substance reasonably satisfactory to the Lender and (f) taking all actions under any other law, as reasonably determined by the Lender to be applicable in any relevant jurisdiction, including any foreign jurisdiction.

         5. RELATION TO OTHER SECURITY DOCUMENTS. The provisions of this Agreement shall be read and construed with the other Security Documents so as not to derogate from any of the rights or remedies of the Lender or Company hereunder.

         6. REPRESENTATIONS AND WARRANTIES CONCERNING COMPANY'S LEGAL STATUS. The Company has previously delivered to the Lender a certificate signed by the Company and entitled "Perfection Certificate" (the "Perfection Certificate"). The Company represents and warrants to the Lender as follows: (a) the Company's exact legal name is that indicated on the Perfection Certificate and on the signature page hereof, (b) the Company is an organization of the type, and is organized in the jurisdiction, set forth in the Perfection Certificate, (c) the Perfection Certificate accurately sets forth the Company's organizational identification number or accurately states that the Company has none, (d) the Perfection Certificate accurately sets forth the Company's place of business or, if more than one, its chief executive office, as well as the

Company's mailing address, if different, (e) all other information set forth on the Perfection Certificate pertaining to the Company is accurate and complete, and (f) there has been no change in any of such information since the date on which the Perfection Certificate was signed by the Company.

         7. COVENANTS CONCERNING COMPANY'S LEGAL STATUS. The Company covenants with the Lender as follows: (a) without providing at least thirty (30) days prior written notice to the Lender, the Company will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if the Company does not have an organizational identification number and later obtains one, the Company will forthwith notify the Lender of such organizational identification number, and (c) the Company will not change its type of organization, jurisdiction of organization or other legal structure.

         8. REPRESENTATIONS AND WARRANTIES CONCERNING COLLATERAL, ETC. The Company further represents and warrants to the Lender as follows: (a) the Company is the owner of or has other rights in or power to transfer the Collateral, free from any right or claim of any person or any adverse lien, except for the security interest created by this Agreement and other Permitted Liens permitted by the Loan Agreement, (b) none of the Collateral constitutes, or is the proceeds of, "farm products" as defined in Section 9-102(a)(34) of the Uniform Commercial Code of the State, (c) except as set forth on Schedule 8 attached hereto, none of the account debtors or other persons obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral, (d) the Company holds no commercial tort claim relating to any of the Collateral except as indicated on the Perfection Certificate, (e) the Company has at all times operated its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances except where such failure to comply would reasonably be expected to have a Borrower Material Adverse Effect, (f) all other information set forth on the Perfection Certificate pertaining to the Collateral is accurate and complete, and (g) there has been no change in any of such information since the date on which the Perfection Certificate was signed by the Company.

         9. COVENANTS CONCERNING COLLATERAL, ETC. The Company further covenants with the Lender as follows: (a) the Collateral, to the extent not delivered to the Lender pursuant to Section 4, will be kept at those locations listed on the Perfection Certificate, provided however, that the aggregate value of Collateral held at the Company's facility in Leiden, The Netherlands shall not exceed $350,000, (b) the Company will not remove the Collateral from the locations listed on the Perfection Certificate without providing at least 30 days prior written notice to the Lender; provided that, notwithstanding the foregoing, the Company shall be permitted to change the location of Collateral pursuant to its ordinary course of business and pursuant to its EPP and Evaluation Programs without such 30 days prior written notice, provided that, the Company shall (1) provide to Lender prompt notice following any such movement of Collateral in the event that the net aggregate value of such Collateral moved pursuant the Company's EPP and Evaluation Programs is equal to $500,000 or more within any fiscal quarter and
(2) provide by not later than fifteen (15) days after the end of each fiscal quarter (or earlier upon the Lender's request if an Event of Default has occurred and is continuing) the Lender with notification of a change in location and the new location for such Collateral moved pursuant to such Company Programs, (c) except for the security interest herein granted and Permitted Liens permitted by the Loan Agreement, the Company shall be the owner of or have other rights in the Collateral free from any right or claim of any other person or any lien, and the Company shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Lender, (d) the Company shall not pledge, mortgage or create, or suffer to exist any right of any person in or claim by any person to the Collateral, or any lien in the Collateral in favor of any person, other than the Lender except for Permitted Liens permitted by the Loan Agreement, (e) the Company will keep the Collateral in good order and repair (ordinary wear and tear excepted) and will not use the same in violation of law or any policy of insurance thereon, (f) the Company will permit the Lender, or its designee, to inspect the Collateral at any reasonable time, wherever located, (g) the Company will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this Agreement except those being contested in good faith and by appropriate proceedings diligently conducted with respect to which adequate reserves are being maintained in accordance with generally accepted accounting principles in the United States, and so long as no liens associated therewith are being foreclosed, (h) the Company will continue to operate, its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances except where such failure to comply would reasonably be expected to have a Borrower Material Adverse Effect, and (i) the Company will not sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein except for (1) sales and leases of inventory in the ordinary course of business and (2) to the extent not included in (i)(1) hereof, the transfer of contracts and the rights thereunder for sales-type leases for monitors in the ordinary course of business consistent with past practices pursuant to agreements substantially similar in terms and conditions to the agreements currently in place with AFI. So long as no Event of Default shall have occurred and be continuing, nothing herein shall preclude the Company from withdrawing or directing the disposition of funds from each deposit account that the Company now, or at any time hereafter, opens and maintains into which the proceeds of any Collateral may be deposited and which is subject to the Lender's control pursuant to Section 4.2 hereof.

         10. INSURANCE.

                  10.1. MAINTENANCE OF INSURANCE. The Company will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas. Such insurance shall be in such minimum amounts that the Company will not be deemed a co-insurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Lender. In addition, all such insurance shall be payable to the Lender as loss payee under a "standard" or "New York" loss payee clause. Without limiting the foregoing, the Company will (a) keep all of its physical property insured with casualty or physical hazard insurance on an "all risks" basis, with broad form flood and earthquake coverages and electronic data processing coverage, with a full replacement cost endorsement and an "agreed amount" clause in an amount equal to 100% of the full replacement cost of such property, (b) maintain all such workers' compensation or similar insurance as may be required by law and (c) maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death or property damage occurring, on, in or about the properties of the Company; business interruption insurance; and product liability insurance.

                  10.2. INSURANCE PROCEEDS. The proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral shall, subject to the rights, if any, of other parties with an interest having priority in the property covered thereby, (a) so long as no Default or Event of Default has occurred and is continuing, be disbursed to the Company for direct application by the Company solely to the repair or replacement of the Company's property so damaged or destroyed and (b) in all other circumstances, be held by the Lender as cash collateral for the Obligations. The Lender may, at its sole option, disburse from time to time all or any part of such proceeds so held as cash collateral, upon such terms and conditions as the Lender may reasonably prescribe, for direct application by the Company solely to the repair or replacement of the Company's property so damaged or destroyed, or the Lender may apply all or any part of such proceeds to the Obligations.

                  10.3. CONTINUATION OF INSURANCE. All policies of insurance shall provide for at least thirty (30) prior written cancellation notice to the Lender. In the event of failure by the Company to provide and maintain insurance as herein provided, the Lender may, at its option, provide such insurance and charge the amount thereof to the Company. The Company shall furnish the Lender with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.

         11. COLLATERAL PROTECTION EXPENSES; PRESERVATION OF COLLATERAL.

                  11.1. EXPENSES INCURRED BY LENDER. In the Lender's discretion, if the Company fails to do so, the Lender may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, maintain any of the Collateral, make reasonable repairs thereto and pay any necessary filing fees or insurance premiums. The Company agrees to reimburse the Lender on demand for all reasonable expenditures so made. The Lender shall have no obligation to the Company to make any such expenditures, nor shall the making thereof be construed as a waiver or cure of any Default or Event of Default.

                  11.2. LENDER'S OBLIGATIONS AND DUTIES. Anything herein to the contrary notwithstanding, the Company shall remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by the Company thereunder. The Lender shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Lender of any payment relating to any of the Collateral, nor shall the Lender be obligated in any manner to perform any of the obligations of the Company under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Lender in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Lender or to which the Lender may be entitled at any time or times. The Lender's sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code of the State or otherwise, shall be to deal with such Collateral in the same manner as the Lender deals with similar property for its own account.

         12. SECURITIES AND DEPOSITS. The Lender may at any time following and during the continuance of a Default and Event of Default, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations. Whether or not any Obligations are due, the Lender may following and during the continuance of an Event of Default demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Lender to the Company may at any time be applied to or set off against any of the Obligations after occurrence and during a continuance of a an Event of Default.

         13. NOTIFICATION TO ACCOUNT DEBTORS AND OTHER PERSONS OBLIGATED ON COLLATERAL. If an Event of Default shall have occurred and be continuing, the Company shall, at the request and option of the Lender, notify account debtors and other persons obligated on any of the Collateral of the security interest of the Lender in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to the Lender or to any financial institution designated by the Lender as the Lender's agent therefor, and the Lender may itself, if an Event of Default shall have occurred and be continuing, without notice to or demand upon the Company, so notify account debtors and other persons obligated on Collateral. After the making of such a request or the giving of any such notification, the Company shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Company as trustee for the Lender, without commingling the same with other funds of the Company and shall turn the same over to the Lender in the identical form received, together with any necessary endorsements or assignments. The Lender shall apply the proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Lender to the Obligations, such proceeds to be immediately credited after final payment in cash or other immediately available funds of the items giving rise to them.

         14. POWER OF ATTORNEY.

                  14.1. APPOINTMENT AND POWERS OF LENDER. The Company hereby irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Company or in the Lender's own name, following the occurrence and continuation of an Event of Default (except as provided in Section 14.1(b) below), for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Company, without notice to or assent by the Company, to do the following:

                           (a)      upon the occurrence and during the
                  continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the State and as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Company's expense, at any time, or from time to time, all acts and things which the Lender reasonably determines to be necessary or useful to protect, preserve or realize upon the Collateral and the Lender's security interest therein, in order to effect the intent of this Agreement, all no less fully and effectively as the Company might do, including, without limitation, upon written notice to the Company, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Lender so elects, with a view to causing the liquidation of assets of the issuer of any such securities and (iii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

                           (b) whether or not an Event of Default shall have occurred and be continuing, to the extent that the Company's authorization given in Section 3 is not sufficient, to file such financing statements with respect hereto, with or without the Company's signature, or a photocopy of this Agreement in substitution for a financing statement, as the Lender may deem appropriate and to execute in the Company's name such financing statements and amendments thereto and continuation statements which may require the Company's signature.

                  14.2. RATIFICATION BY COMPANY. This power of attorney is a power coupled with an interest and is irrevocable.

                  14.3. NO DUTY ON LENDER. The powers conferred on the Lender hereunder are solely to protect the interests of the Lender in the Collateral and shall not impose any duty upon the Lender to exercise any such powers. The Lender shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Company for any act or failure to act, except for the Lender's own gross negligence or willful misconduct.

         15. RIGHTS AND REMEDIES. If an Event of Default shall have occurred and be continuing, the Lender, without any other notice to or demand upon the Company, shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of the State and any additional rights and remedies as may be provided to a secured party in any jurisdiction in which Collateral is located, including, without limitation, the right to take possession of the Collateral, and for that purpose the Lender may, so far as the Company can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Lender may in its discretion require the Company to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of the Company's principal office(s) or at such other locations as the Lender may reasonably designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Lender shall give to the Company at least ten (10) Business Days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. The Company hereby acknowledges that ten (10) Business Days prior written notice of such sale or sales shall be reasonable notice. In addition, the Company waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Lender's rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

         16. STANDARDS FOR EXERCISING RIGHTS AND REMEDIES. To the extent that applicable law imposes duties on the Lender to exercise remedies in a commercially reasonable manner, the Company acknowledges and agrees that it is not commercially unreasonable for the Lender (a) to fail to incur expenses reasonably deemed significant by the Lender to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as the Company, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Lender against risks of loss, collection or disposition of Collateral or to provide to the Lender a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed reasonably appropriate by the Lender, to obtain the services of brokers, investment bankers, consultants and other professionals to assist the Lender in the collection or disposition of any of the Collateral. The Company acknowledges that the purpose of this
Section 16 is to provide non-exhaustive indications of what actions or omissions by the Lender would fulfill the Lender's duties under the Uniform Commercial Code of the State or any other relevant jurisdiction in the Lender's exercise of remedies against the Collateral and that other actions or omissions by the Lender shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section 16. Without limitation upon the foregoing, nothing contained in this Section 16 shall be construed to grant any rights to the Company or to impose any duties on the Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this
Section 16.

         17. NO WAIVER BY LENDER, ETC. The Lender shall not be deemed to have waived any of its rights and remedies in respect of the Obligations or the Collateral unless such waiver shall be in writing and signed by the Lender. No delay or omission on the part of the Lender in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All rights and remedies of the Lender with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Lender deems expedient.

         18. SURETYSHIP WAIVERS BY COMPANY. The Company waives demand, notice (except as expressly provided in any Loan Document), protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, the Company assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Lender may deem advisable. The Lender shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 11.2. The Company further waives any and all other suretyship defenses.

         19. MARSHALLING. The Lender shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights and remedies of the Lender hereunder and of the Lender in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, the Company hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Lender's rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Company hereby irrevocably waives the benefits of all such laws.

         20. PROCEEDS OF DISPOSITIONS; EXPENSES. The Company shall pay to the Lender on demand any and all reasonable and documented expenses, including reasonable attorneys' fees and disbursements, incurred or paid by the Lender in protecting, preserving or enforcing the Lender's rights and remedies under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale or other disposition of Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as the Lender may determine, proper allowance and provision being made for any Obligations not then due. Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Sections 9-608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of the State, any excess shall be returned to the Company. In the absence of final payment and satisfaction in full of all of the Obligations, the Company shall remain liable for any deficiency.

         21. OVERDUE AMOUNTS. Until paid, all amounts due and payable by the Company hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Loan Agreement.

         22. GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE

GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE. The Company agrees that any action or claim arising out of any dispute in connection with this Agreement, any rights or obligations hereunder or the performance or enforcement of such rights or obligations may be brought in the courts of the State or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Company by mail at the address specified in the Loan Agreement. The Company hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

         23. WAIVER OF JURY TRIAL. EACH OF THE COMPANY AND THE LENDER WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OR ENFORCEMENT OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, the Company waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Company (a) certifies that neither the Lender nor any representative, agent or attorney of the Lender has represented, expressly or otherwise, that the Lender would not, in the event of litigation, seek to enforce the foregoing waivers or other waivers contained in this Agreement and (b) acknowledges that, in entering into the Loan Agreement and the other Loan Documents to which the Lender is a party, the Lender is relying upon, among other things, the waivers and certifications contained in this Section 23.

         24. MISCELLANEOUS. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Lender and its successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Company acknowledges receipt of a copy of this Agreement.


               [Remainder of this page left blank intentionally.]

      IN WITNESS WHEREOF, intending to be legally bound, the Company has caused this Agreement to be duly executed as of the date first above written.

                                    ASPECT MEDICAL SYSTEMS, INC.



                                    By: /s/ J. Neal Armstrong
                                        --------------------------------------
                                         Title:  Vice President and
                                                 Chief Financial Officer

Accepted:

BOSTON SCIENTIFIC CORPORATION


By: /s/ Lawrence Best
    ---------------------------
Title:  CFO


                          CERTIFICATE OF ACKNOWLEDGMENT


COMMONWEALTH OF Massachusetts___________________)
                                                )  ss.
COUNTY OF Middlesex_____________________________)

      Before me, the undersigned, a Notary Public in and for the county aforesaid, on this _7th_ day of August, 2002, personally appeared J. Neal Armstrong to me known personally, and who, being by me duly sworn, deposes and says that [s]he is the VP and CFO of Aspect Medical Systems, Inc., and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and said J. Neal Armstrong acknowledged said instrument to be the free act and deed of said corporation.



                                    /s/ Katelyn Kelleher
                                    ---------------------------
                                    Notary Public

                                    KATELYN KELLEHER
                                    Notary Public
                                    Commonwealth of Massachusetts
                                    My Commission Expires
                                    December 26, 2008                [SEAL]

                                 PROMISSORY NOTE

$5,000,000.00                                             Boston, Massachusetts
                                                          August 7, 2002

FOR VALUE RECEIVED, ASPECT MEDICAL SYSTEMS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of BOSTON SCIENTIFIC CORPORATION (the "Lender") prior to or on August 7, 2007 (the "Maturity Date") the principal amount of Five Million ($5,000,000.00) Dollars or such portion thereof as may be advanced by the Lender pursuant to Section 1.2 of that certain letter agreement of even date herewith between the Lender and the Borrower (the "Loan Agreement") and remains outstanding from time to time hereunder ("Principal"), with interest, at the rate hereinafter set forth, on the unpaid Principal balance, from the date hereof until payment in full of all Principal and interest hereunder.

      Interest on all unpaid Principal shall be due and payable in arrears, on the last day of each Interest Period, commencing on the first such date after the advance of any Principal and continuing on the first day of each Interest Period thereafter and on the date of payment of this note in full, at a fluctuating rate per annum (computed on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed) which shall at all times (except as described in the next sentence) be equal to the sum of (i) the LIBOR Rate or the BSC Substitute Rate, as the case may be, as in effect from time to time PLUS (ii) one percent (1%) per annum (but in no event in excess of the maximum rate permitted by then applicable law), with a change in the aforesaid rate of interest to become effective on the same day on which any change in the BSC Substitute Rate is effective. After the occurrence and during the continuance of any Event of Default, interest under this note will, at the option of the Lender, accrue and be payable at a fluctuating rate per annum which at all times shall be equal to the sum of (i) four (4%) percent per annum PLUS (ii) the LIBOR Rate or the BSC Substitute Rate, as the case may be, in effect at the time(but in no event in excess of the maximum rate permitted by then applicable law). As used herein, "LIBOR Rate" and "BSC Substitute Rate " shall have the meanings given such term in the Loan Agreement. If the entire amount of any required Principal and/or interest is not paid within ten (10) days after the same is due, the Borrower shall pay to the Lender a late fee equal to five percent (5%) of the required payment; provided, that such late fee shall not apply to any amount whose maturity shall have been accelerated or to the principal balance of this note outstanding as of the Maturity Date (as defined in the Loan Agreement).

      All outstanding Principal and all interest accrued thereon shall be due and payable in full on the first to occur of: (i) an acceleration under Section 5.2(b) of the Loan Agreement or (ii) the Maturity Date. The Borrower may at any time and from time to time prepay all or any portion of said Principal, without premium or penalty. Under certain circumstances set forth in the Loan Agreement, prepayments of Principal may be required.

      Payments of both Principal and interest shall be made, in lawful money of the United States in immediately available funds, at the office of the Lender located at One Boston Scientific Place, Natick, MA 01760, or at such other address as the Lender may from time to time designate.

      The undersigned Borrower irrevocably authorizes the Lender to make or cause to be made, on a schedule attached to this note or on the books of the Lender, at or following the time of making any Revolving Loan (as defined in the Loan Agreement) and of receiving any payment of

Principal, an appropriate notation reflecting such transaction and the then aggregate unpaid balance of Principal. Failure of the Lender to make any such notation shall not, however, affect any obligation of the Borrower hereunder or under the Loan Agreement. The unpaid Principal amount of this note, as recorded by the Lender from time to time on such schedule or on such books, shall constitute presumptive evidence of the aggregate unpaid principal amount of the Revolving Loans.

      The Borrower hereby (a) waives notice of and consents to any and all advances, settlements, compromises, favors and indulgences (including, without limitation, any extension or postponement of the time for payment), any and all receipts, substitutions, additions, exchanges and releases of collateral, and any and all additions, substitutions and releases of any person primarily or secondarily liable, (b) waives presentment, demand, notice, protest and all other demands and notices generally in connection with the delivery, acceptance, performance, default or enforcement of or under this note, and (c) agrees to pay all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees, incurred or paid by the Lender in enforcing this note and any collateral or security therefor, all whether or not litigation is commenced.

      This note is the Revolving Note referred to in the Loan Agreement. This note is secured by, and is entitled to the benefits of, the Security Documents (as defined in the Loan Agreement). This note is subject to prepayment as set forth in the Loan Agreement and in the Security Agreement. The maturity of this note may be accelerated upon the occurrence of an Event of Default, as provided in the Loan Agreement.

      THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED ON THIS NOTE OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY RELATED DOCUMENTS OR OUT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PERSON. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE LENDER TO ACCEPT THIS NOTE AND TO MAKE LOANS AS CONTEMPLATED IN THE LOAN AGREEMENT.

      Executed, as an instrument under seal, as of the day and year first above written.

                                    ASPECT MEDICAL SYSTEMS, INC.



                                    By:/s/ J. Neal Armstrong
                                       -------------------------------------
                                          Name:  J. Neal Armstrong
                                          Title: Vice President and
                                                 Chief Financial Officer